UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2008

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 30, 2008, Piedmont Natural Gas Company, Inc. merged the Piedmont Natural Gas Company, Inc. Salary Investment Plan (the "Piedmont SIP") into the Piedmont Natural Gas Company, Inc. Payroll Investment Plan and renamed the surviving plan the Piedmont Natural Gas Company, Inc. 401(k) Plan. In connection with the plan merger, a blackout period occurred under the Piedmont SIP. The blackout period began on November 25, 2008 and ended on December 8, 2008. During the blackout period, participants in the Piedmont SIP were unable to direct or diversify investments in their individual accounts (including investments in the common stock of Piedmont Natural Gas Company, Inc.), obtain a participant loan or obtain a distribution. The blackout notice that was provided to Piedmont SIP participants on October 22, 2008 is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.04.

Item 8.01 Other Events.

At its regularly scheduled meeting held on December 18, 2008, the Company's Board of Directors declared a quarterly dividend on common stock of 26 cents per share, payable January 15, 2009 to holders of record at the close of business on December 26, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

December 19, 2008	By:	Jane R. Lewis-Raymond

Name: Jane R. Lewis-Raymond
Title: Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Piedmont Natural Gas Company Salary Investment Plan Blackout Notice